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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 16, 2002

                                 MangoSoft, Inc.
          ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Nevada                     0-30781              87-0543565
    ----------------------------      ----------------      -------------------
    (State or other jurisdiction      (Commission File       (I.R.S. Employer
           of incorporation)               Number)          Identification No.)


             1500 West Park Drive, Suite 190, Westborough, MA 01581
             ------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (508) 871-7300


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Item 4.       Changes in Registrant's Certifying Accountant.

     On September 16, 2002 Deloitte & Touche LLP ("Deloitte") resigned as the independent auditors of MangoSoft, Inc. (the "Registrant").

     Deloitte's reports on the financial statements of the Registrant for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion. Furthermore, such reports were not qualified or modified as to audit scope or accounting principles. The report for the year ended December 31, 2001 contained an explanatory paragraph indicating that conditions existed that raised substantial doubt with respect to the Registrant's ability to continue as a going-concern.

     During the years ended December 31, 2000 and 2001 and any subsequent interim period preceding the date of the resignation of Deloitte, there were no disagreements between the Registrant and Deloitte on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report.

     On September 17, 2002, the Registrant requested that Deloitte provide a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements, and, if not, stating the respects in which Deloitte does not agree. A copy of the letter provided by Deloitte in response to such request, which is dated September 18, 2002, is filed as an exhibit to this current report on Form 8-K.

Item 7.       Exhibits.

     Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated September 18, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MANGOSOFT, INC.


                                                   By: /s/ Robert E. Parsons
                                                       -----------------------
                                                       Robert E. Parsons
                                                       Chief Financial Officer

Date: September 18, 2002




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                                 Exhibits Index

16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated September 16, 2002.